EXHIBIT 10.1.C


                            ADMINISTRATION AGREEMENT

         ADMINISTRATION AGREEMENT, dated as of _______, 2002 (this "Administration Agreement"), is by and between JCP&L TRANSITION FUNDING LLC, a Delaware limited liability company, as Issuer (the "Issuer"), and GPU SERVICE, INC., a Pennsylvania corporation, as administrator (in such capacity, the "Administrator"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Appendix A to the Indenture dated as of ________, 2002 between the Issuer and The Bank of New York, as Trustee (the "Trustee").

                                   WITNESSETH:

         WHEREAS, the Issuer is issuing Transition Bonds pursuant to the Indenture;

         WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Transition Bonds, including (i) the 2002-A Series Supplement to the Indenture, dated as of ________, 2002 (the "2002-A Series Supplement"), (ii) the Servicing Agreement, (iii) the Sale Agreement, and (iv) the DTC Agreement (the Indenture, the 2002-A Series Supplement, the Servicing Agreement, the Sale Agreement and the DTC Agreement are hereinafter collectively referred to as the "Related Agreements");

         WHEREAS, pursuant to the Related Agreements, the Issuer is required to perform certain duties in connection with the Issuer LLC Agreement, the Transition Bonds, the Collateral and the Related Agreements pledged to the Trustee pursuant to the Indenture;

         WHEREAS, the Issuer desires to have the Administrator perform certain of the duties of the Issuer referred to in the preceding clause and to provide such additional services consistent with the terms of this Administration Agreement and the Related Agreements as the Issuer may from time to time request; and

         WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer on the terms set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.  Duties of the Administrator; Management Services. The Administrator
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hereby agrees, subject to the directions of the Managers, to:

                  (i) furnish the Issuer with ordinary clerical and bookkeeping services required by the Issuer, including, without limitation, the following services:

                           (A) maintenance of general accounting records of the Issuer (the "Accounting Records"), in accordance with


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                  generally accepted accounting principles, separate and apart from its own accounting records, preparation of such quarterly and annual financial statements as may be necessary or appropriate and arrangement for annual audits of the Issuer's financial statements by the Issuer's Independent accountants;

                           (B) preparation and, after execution by the Issuer, filing with the Commission and any applicable state agencies documents required to be filed with such agencies (the "Required Filings"), including, without limitation, periodic reports required to be filed under the Exchange Act;

                           (C) preparation and, after execution by the Issuer, filing with the applicable federal or state agency such income, franchise or other tax returns of the Issuer as shall be required to be filed by applicable law (the "Tax Returns") and payment on behalf of the Issuer from the Issuer's funds any taxes required to be paid by the Issuer under applicable law;

                           (D) preparation for execution by the Managers of the minutes of the Managers' meetings and such other documents deemed necessary or appropriate by the Issuer to maintain its corporate existence and good standing (the "Corporate Minutes," and together with the Accounting Records, the Required Filings, the Tax Returns and the Issuer LLC Agreement, collectively the "Issuer Documents"); and

                           (E) maintenance and preservation of copies (executed or otherwise) of the Issuer Documents at the Premises (as defined below);

                  (ii) take such actions on behalf of the Issuer as are necessary or appropriate for the Issuer to remain organized and in good standing in the State of Delaware as a limited liability company and qualified to do business in those foreign jurisdictions in which it becomes necessary to be so qualified;

                  (iii) provide all corporate management services necessary or appropriate for the issuance and delivery of the Transition Bonds;

                  (iv) provide all corporate management services necessary or appropriate for the performance by the Issuer of its obligations under each of the Related Agreements;

                  (v) prepare all documents, reports, filings, instruments, certificates and opinions that the Issuer must prepare, file or deliver pursuant to the Related Agreements;

                  (vi) enforce each of the rights of the Issuer under the Related Agreements, at the direction of the Managers;

                  (vii) provide the defense, at the direction of the Managers, of any action, suit or proceeding brought against the Issuer or affecting the Issuer or any of its assets;


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                  (viii)  provide office space (the "Premises") for the Issuer as may be necessary for the Administrator to carry out its obligations hereunder, including telecopying, duplicating, word processing services and any other reasonable ancillary services;

                  (ix) undertake such other administrative services as may be necessary, appropriate or requested by the Issuer; and

                  (x) provide such other services as may be incidental to the foregoing or as the Issuer and the Administrator may agree.

         In providing the services described in this Section 1 and as otherwise provided in this Administration Agreement, the Administrator will not knowingly take any actions on behalf of the Issuer which (i) the Issuer would be prohibited from taking under the Related Agreements, or (ii) would cause the Issuer to be in violation of any federal, state or local law or the Issuer LLC Agreement.

         2.  Compensation. All of the services rendered under this
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Administration Agreement will be at the actual cost thereof, fairly and equitably allocated in accordance with Rules 90 and 91 of the Public Utility Holding Company Act of 1935, as amended. Cost of service will be determined and paid for in accordance with the Act and the rules, regulations and orders thereunder, and will include all costs of doing business incurred by the Administrator.

         3.  Third Party Services. Any third-party professional services
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required for the performance of the above-referenced services by the
Administrator (including Independent auditor fees and counsel fees) may, if the Issuer deems it necessary or desirable, be arranged by the Issuer. Costs and expenses associated with the contracting for such third-party professional services shall be paid directly by the Issuer, unless otherwise agreed by the Issuer and the Administrator.

         4.  Additional Information to be Furnished to the Issuer. The
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Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer may reasonably request.

         5.  Independence of the Administrator. For all purposes of this
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Administration Agreement, the Administrator shall be treated as an independent contractor and shall not be subject to the supervision of the Issuer, its Managers or the Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer in any way and shall not otherwise be deemed an agent of the Issuer.

         6.  No Joint Venture. Nothing contained in this Agreement (a) shall be
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deemed to make the Administrator and the Issuer members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on either of them or (c) shall be deemed to confer on either of them any express, implied or apparent authority to incur any obligation or liability on behalf of the other outside the terms of this Administration Agreement.


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         7.  Other Activities of Administrator. Nothing herein shall prevent the
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Administrator or any of its shareholders, directors, officers, employees, subsidiaries or Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer.

         8.  Term of Administration Agreement, Resignation and Removal of
             ------------------------------------------------------------
Administrator.
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               (a)  This Administration Agreement shall continue in force until the termination of the Indenture and the payment in full of the Transition Bonds and any other amounts owed under the Indenture, upon which event this Administration Agreement shall automatically terminate.

               (b) Subject to Sections 8(e) and 8(f), the Administrator may resign from its duties hereunder by providing the Issuer with at least sixty days' prior written notice.

               (c) Subject to Sections 8(e) and 8(f), the Issuer may remove the Administrator without cause by providing the Administrator with at least sixty days' prior written notice.

               (d) Subject to Sections 8(e) and 8(f), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

               (i) the Administrator shall default in the performance of any of its duties under this Administration Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer);

               (ii) a court having jurisdiction over the Administrator shall enter a decree or order for relief, and such decree or order shall not have been vacated within sixty days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

               (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its


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          property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Administrator agrees that if any of the events specified in clauses (ii) or
(iii) of this Section 8(d) shall occur, it shall give written notice thereof to the Issuer and the Trustee within seven days after the happening of such event.

               (e) No resignation or removal of the Administrator pursuant to this Section 8 shall be effective until a successor Administrator has been appointed by the Issuer, and such successor Administrator has agreed in writing to be bound by the terms of this Administration Agreement in the same manner as the Administrator is bound hereunder.

               (f) The appointment of any successor Administrator shall not be effective unless prior notice of such appointment has been given to each Rating Agency.

         9.  Action upon Termination, Resignation or Removal. Promptly upon the
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effective date of termination of this Administration Agreement pursuant to
Section 8(a), the resignation of the Administrator pursuant to Section 8(b) or the removal of the Administrator pursuant to Section 8(c) or (d), the Administrator shall be entitled to be paid all of its properly allocated costs accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Collateral or the Issuer then in the custody of the Administrator. In the event of the resignation of the Administrator pursuant to Section 8(b) or the removal of the Administrator pursuant to Section 8(c) or (d), the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

         10. Administrator's Liability. Except as otherwise provided herein, the
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Administrator assumes no liability other than to render or stand ready to render the services called for herein, and neither the Administrator nor any of its shareholders, directors, officers, employees, subsidiaries or Affiliates shall be responsible for any action of the Issuer or any of the members, Managers, employees, subsidiaries or Affiliates of the Issuer (other than the Administrator itself). The Administrator shall not be liable for nor shall it have any obligation with regard to any of the liabilities, whether direct or indirect, absolute or contingent of the Issuer or any of the members, Managers, employees, subsidiaries or Affiliates of the Issuer (other than the Administrator itself).

         11. Indemnity.
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             (a)  Subject to the priority of payments set forth in the
Indenture, the Issuer shall indemnify the Administrator, its shareholders, directors, officers, employees and Affiliates against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrator is a party thereto) which any of them may pay or incur arising out of or relating to this Administration Agreement and the services called for herein; provided, however, that such indemnity shall not apply to any such loss, claim, damage, penalty, judgment, liability or expense resulting from the Administrator's (or its shareholders', directors', officers', employees',


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agents' or Affiliates') gross negligence or willful misconduct in the performance of its or their obligations hereunder.

             (b) The Administrator shall indemnify the Issuer, its members, Managers, employees, subsidiaries and Affiliates against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Issuer is a party thereto) which any of them may incur as a result of the Administrator's (or its shareholders', directors', officers', employees', agents' or Affiliates') gross negligence or willful misconduct in the performance of its or their obligations hereunder.

         12. Notices. Any notice, report or other communication given hereunder
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shall be in writing and addressed as follows:

             (a)  if to the Issuer, to:

                  JCP&L Transition Funding LLC
                  c/o GPU Service, Inc.
                  76 South Main Street
                  Akron, Ohio 44308

             (b)  if to the Rating Agencies, to:

                  Standard & Poor's Ratings Group
                  55 Water Street
                  New York, New York 10041

                  Moody's Investors Services, Inc.
                  99 Church Street
                  New York, New York 10007

                  Fitch, Inc.
                  One State Street Plaza
                  New York, New York  10004

             (c)  if to the Trustee, to:

                  The Bank of New York
                  5 Penn Plaza, 13th Floor
                  New York, New York  10001


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             (d)  if to the Administrator, to:

                  GPU Service, Inc.
                  76 South Main Street
                  Akron, Ohio 44308

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, telecopied, faxed, hand-delivered, or sent by overnight courier to the address of such party as provided above.

         13. Amendments. This Administration Agreement may be amended from time
             ----------
to time by a written amendment duly executed and delivered by each of the Issuer and the Administrator, provided that prior notice of such amendment has been given to each Rating Agency.

         14. Successors and Assigns. This Administration Agreement may not be
             ----------------------
assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Trustee, which consent shall not be unreasonably withheld, and prior notice of such assignment has been given to each Rating Agency. Any assignment with such consent and notice, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Administration Agreement may be assigned by the Administrator without the consent of the Issuer or the Trustee to (a) any service company affiliated with the Administrator and/or FirstEnergy Corp. or (b) a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator, provided that such service company or successor organization executes and delivers to the Issuer an agreement in which such service company or successor organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Administration Agreement shall bind any successors or assigns of the parties hereto.

         15. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH
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THE LAWS OF THE STATE OF NEW JERSEY AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF
THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         16. Headings. The Section headings hereof have been inserted for
             --------
convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Administration Agreement.

         17. Counterparts. This Administration Agreement may be executed in
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counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same agreement.

         18. Severability. Any provision of this Administration Agreement that
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is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


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         19. Nonpetition Covenant. Notwithstanding any prior termination of this
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Administration Agreement or the Indenture, the Administrator hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Indenture and payment in full of the Transition Bonds and any other amounts owed under the Indenture, including, without limitation, any amounts owed to third party credit enhancers, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.


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         IN WITNESS WHEREOF, the parties have caused this Administration
Agreement to be duly executed and delivered as of the day and year first above written.

                                         JCP&L TRANSITION FUNDING LLC,
                                          as Issuer

                                         By:_________________________
                                             Name:
                                             Title:


                                         GPU SERVICE, INC.,
                                          as Administrator

                                         By:__________________________
                                             Name:
                                             Title: